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                                                                    EXHIBIT 12.1


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)


                                                                     Fiscal Years Ended May 31,
                                            --------------------------------------------------------------------------
                                                                                                                2002
                                               1998         1999         2000         2001         2002      Pro Forma
                                            ----------   ----------   ----------   ----------   ----------   ----------
Income before income taxes per
  income statement ......................   $  159,590   $  144,097   $  114,974   $   48,571   $   83,550   $   83,550

Add:
  Portion of rents representative
  of the interest factor ................        6,650        6,200        7,279        9,585        8,687        8,687
  Interest on Indebtedness ..............       20,088       10,216       30,220       34,376       38,334       56,610
  Amortization of debt issue costs ......          372        1,094        2,523        2,685        4,346        2,188
  Amortization of capitalized interest ..           --           --        1,424        1,708        2,808        2,808
                                            ----------   ----------   ----------   ----------   ----------   ----------

Income as adjusted ......................   $  186,700   $  161,607   $  156,419   $   96,926   $  137,725   $  153,843
                                            ==========   ==========   ==========   ==========   ==========   ==========

Fixed charges
  Interest on indebtedness (A)  .........   $   20,088   $   10,216   $   30,220   $   34,376   $   38,334   $   56,610
  Amortization of debt issue costs (B) ..          372        1,094        2,523        2,685        4,346        2,188
  Capitalized interest (C) ..............        4,626       23,230       12,705       15,601           --           --
  Rents:
  Total for Company .....................       22,200       20,700       24,300       32,000       29,000       29,000
  Portion of rents representative
  of the interest factor (D)  ...........        6,650        6,200        7,279        9,585        8,687        8,687
  Preferred stock dividends (E) .........           --       10,878       11,000       11,000       11,000       11,000
                                            ----------   ----------   ----------   ----------   ----------   ----------

Fixed charges
  (A) + (B) + (C) + (D) + (E) ...........   $   31,736   $   51,619   $   63,727   $   73,247   $   62,367   $   78,485
                                            ==========   ==========   ==========   ==========   ==========   ==========

Ratio of earnings to fixed charges ......          5.9          3.1          2.5          1.3          2.2          2.0
                                            ==========   ==========   ==========   ==========   ==========   ==========

Deficiency of  earnings to cover
  fixed charges .........................


                                                      Nine Months Ended                Twelve Months Ended
                                                         February 28,                      February 28,
                                            -------------------------------------    -----------------------
                                                                          2003                       2003
                                               2002         2003       Pro Forma        2003      Pro Forma
                                            ----------   ----------    ----------    ----------   ----------
Income before income taxes per
  income statement ......................   $   48,658   $  (21,408)   $  (21,408)   $   13,574   $   13,574

Add:
  Portion of rents representative
  of the interest factor ................        6,558        6,248         6,248         8,193        8,193
  Interest on Indebtedness ..............       29,860       23,082        37,774        31,556       50,938
  Amortization of debt issue costs ......        3,339        2,791         1,641         3,798        2,188
  Amortization of capitalized interest ..        2,106        2,106         2,106         2,808        2,808
                                            ----------   ----------    ----------    ----------   ----------

Income as adjusted ......................   $   90,521   $   12,819    $   26,360    $   59,929   $   77,700
                                            ==========   ==========    ==========    ==========   ==========

Fixed charges
  Interest on indebtedness (A)  .........   $   29,860   $   23,082    $   37,774    $   31,556   $   50,938
  Amortization of debt issue costs (B) ..        3,339        2,791         1,641         3,798        2,188
  Capitalized interest (C) ..............           --           --                          --           --
  Rents:
  Total for Company .....................       21,894       20,857        20,857        27,351       27,351
  Portion of rents representative
  of the interest factor (D)  ...........        6,558        6,248         6,248         8,193        8,193
  Preferred stock dividends (E) .........        8,250        8,248         8,248        10,998       10,998
                                            ----------   ----------    ----------    ----------   ----------

Fixed charges
  (A) + (B) + (C) + (D) + (E) ...........   $   48,007   $   40,369    $   53,910    $   54,545   $   72,316
                                            ==========   ==========    ==========    ==========   ==========

Ratio of earnings to fixed charges ......          1.9          0.3           0.5           1.1          1.1
                                            ==========   ==========    ==========    ==========   ==========

Deficiency of  earnings to cover
  fixed charges .........................                $   27,550    $   27,550
                                                         ==========    ==========
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